Exhibit 99.d(2)(a)(i)

SCHEDULE A

DATED: January 20, 2023

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Series of the Company:

Name of Series	Share Class	Maximum Annual Operating Expense Limit
Pro-Blend Conservative Term Series	L, R, S, I	0.65%
Pro-Blend Conservative Term Series	Z	0.50%
Pro-Blend Conservative Term Series	W	0.10%
Pro-Blend Moderate Term Series	L, R, S, I	0.85%
Pro-Blend Moderate Term Series	Z	0.70%
Pro-Blend Moderate Term Series	W	0.10%
Pro-Blend Extended Term Series	L, R, S, I	0.85%
Pro-Blend Extended Term Series	Z	0.70%
Pro-Blend Extended Term Series	W	0.10%
Pro-Blend Maximum Term Series	L, R, S, I	0.85%
Pro-Blend Maximum Term Series	Z	0.70%
Pro-Blend Maximum Term Series	W	0.10%
Equity Series	S	0.80%
Equity Series	W	0.05%
Disciplined Value Series	S, I	0.60%
Disciplined Value Series	Z	0.45%
Disciplined Value Series	W	0.15%
Rainier International Discovery Series	S, I	1.15%
Rainier International Discovery Series	Z	1.00%
Rainier International Discovery Series	W	0.10%
Overseas Series	W	0.05%
Overseas Series	I	0.75%
Overseas Series	S	0.80%
Overseas Series	Z	0.65%
Diversified Tax Exempt Series	A	0.85%
Diversified Tax Exempt Series	W	0.35%
Unconstrained Bond Series	S, I	0.50%
Unconstrained Bond Series	Z	0.35%
Unconstrained Bond Series	W	0.05%
Real Estate Series	S, I	0.85%
Real Estate Series	Z	0.70%
Real Estate Series	W	0.10%
Core Bond Series	S, I	0.45%
Core Bond Series	Z	0.30%
Core Bond Series	W	0.05%
High Yield Bond Series	S, I	0.65%
High Yield Bond Series	Z	0.50%
High Yield Bond Series	W	0.10%

 A-1